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                                                                    EXHIBIT 23.3


                  [DEUTSCHE BANK SECURITIES INC. LETTERHEAD]



September 21, 1998


Board of Directors
GeoWaste Incorporated
100 West Bay Street
Suite 700
Jacksonville, Fl 32202


Re:  Consent of Deutsche Bank Securities
     Members of the Board of Directors:


     We hereby consent to the inclusion of our opinion, dated July 2, 1998, to the Board of Directors of GeoWaste Incorporated as Annex B to the Proxy Statement/Prospectus of Superior Services, Inc. and GeoWaste Incorporated included in the Registration Statement on Form S-4 of Superior Services, Inc. filed with the Securities and Exchange Commission concurrently with this consent and to the references to our firm and our opinion under the captions "SUMMARY-Opinion of GeoWaste's Financial Advisor," "THE MERGER -- Background of the Merger," "--GeoWaste's Reasons for the Merger; Unanimous Recommendation of the GeoWaste Board of Directors," "--Opinion of GeoWaste's Financial Advisor" in the Proxy Statement/Prospectus. In giving such consent, we do not admit hereby that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under Section 7 of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                            DEUTSCHE BANK SECURITIES INC.

                            By: Alex Vitale
                                --------------------------
                                Name: Alex Vitale
                                Title: Director